As filed with the Securities and Exchange Commission on November 25, 2022.

Registration No. 333-235862

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DouYu International Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20/F, Building A, New Development International Center,

No. 473 Guanshan Avenue,

Hongshan District, Wuhan, Hubei Province

The People’s Republic of China

+86 27 8775 0710

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

DouYu International Holdings Limited Second Amended and Restated Restricted Share Unit Scheme

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Shaojie Chen

Chief Executive Officer

DouYu International Holdings Limited

20/F, Building A, New Development International Center,

No. 473 Guanshan Avenue,

Hongshan District, Wuhan, Hubei Province

The People’s Republic of China

+86 27 8775 0710

Li He, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club Building 3A Chater Road Central, Hong Kong +852 2533 3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-235862), or the Registration Statement, is being filed by DouYu International Holdings Limited (the “Registrant”), to reflect the second amendment and restatement of its restricted share unit scheme (the “Second Amended and Restated Restricted Share Unit Scheme”) (the “Post-Effective Amendment No.1”). The Second Amended and Restated Restricted Share Unit Scheme is being filed herewith as Exhibit 10.1 to the Post-Effective Amendment No.1 and to replace Exhibit 10.1 of the Registration Statement. No additional securities are being registered. No changes have been made to the Registration Statement other than the updates to the cover page, this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 only consists of the cover page, this explanatory note and the exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 initially filed on April 22, 2019, as amended) (File No. 333-230976)

5.1	Opinion of Maples and Calder (Hong Kong) LLP

10.1	DouYu International Holdings Limited Second Amended and Restated Restricted Share Unit Scheme

23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP (incorporated herein by reference to Exhibit 15.3 to the Registrant’s annual report on Form 20-F filed on April 29, 2022) (File No. 001-38967)

24.1	Power of Attorney (included on the signature page hereto)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on November 25, 2022.

DouYu International Holdings Limited

By:	/s/ Shaojie Chen
Name:	Shaojie Chen
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on November 25, 2022.

Signature	Title

/s/ Shaojie Chen Name: Shaojie Chen	Chief Executive Officer, Director

* Name: Mingming Su	Chief Strategy Officer, Director (principal financial and accounting officer)

* Name: Hao Cao	Vice President, Director

/s/ Yang Deng Name: Yang Deng	Director

/s/ Song Zhou Name: Song Zhou	Director

* Name: Haiyang Yu	Director

* Name: Xi Cao	Independent Director

* Name: Zhaoming Chen	Independent Director

* Name: Xuehai Wang	Independent Director

* Name: Zhi Yan	Independent Director

*
By:	/s/ Shaojie Chen
Name: Shaojie Chen
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of DouYu International Holdings Limited, has signed this registration statement or amendment thereto in New York on November 25, 2022.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries Senior Vice President on behalf of Title:Cogency Global Inc.